UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 1, 2014

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ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)
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Delaware	333-169979	26-201259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1805 29th Street, Suite 2050, Boulder, CO 80301
(Address of Principal Executive Offices)
(303) 381-4683
(Registrant’s Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2014, Martin Snella entered into a settlement agreement with Communications Infrastructure Investments, LLC ("CII") and Zayo Group, LLC ("Zayo", and collectively with CII, the "Company") in connection with his concurrent resignation from the Company. Under the terms of the settlement agreement, Mr. Snella resigned from his position as the Company's Chief Technical Officer and Chief Information Officer effective May 1, 2014, and the termination was classified as a termination without cause. In addition, CII redeemed all of Mr. Snella's vested equity compensation awards of common units as set forth in Exhibit A to the settlement agreement for a purchase price of $9,050,000. In exchange for this consideration, Mr. Snella transferred all of his redeemed common units to CII and retains no further rights under the Fourth Amended and Restated Limited Liability Company Agreement of CII with respect to his vested or unvested common units. Further, Mr. Snella is not permitted to engage in or service, or solicit on behalf of, any competitive business, or have any interests therein, within the United States or Europe where the Company operates for a period of twenty-four months following the termination date subject to certain conditions set forth in the agreement. Mr. Snella has also released and discharged the Company from any and all claims that he could have asserted or alleged prior to May 1, 2014.

The settlement agreement executed with Mr. Snella effective May 1, 2014 is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference as if set forth in full.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1    Redemption of Common Units and Settlement Agreement and General Release among Communications Infrastructure Investments, LLC, Zayo Group, LLC and Martin ("Marty") Snella, dated May 1, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC

By:	/s/ Ken desGarennes
Name:	Ken desGarennes
Title:	Chief Financial Officer
DATED: May 6, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Redemption of Common Units and Settlement Agreement and General Release among Communications Infrastructure Investments, LLC, Zayo Group, LLC and Martin ("Marty") Snella, dated May 1, 2014